Prospectus Supplement	Filed Pursuant to Rule 424(b)(2)
(to Prospectus dated July 16, 2021)	Registration No. 333-257812

DATA STORAGE CORPORATION

1,375,000

Shares of Common Stock

We are offering and selling to investors 1,375,000 shares of our Common Stock, par value 0.001, at a public offering price of $6.04 pursuant to this prospectus and the accompanying base prospectus.

In a concurrent private placement, we are also selling to such investors warrants to purchase up to 1,031,250 shares of our Common Stock (the “Warrants”) (and the shares of our Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”)). The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The sales of the shares of Common Stock, the Warrants and the Warrant Shares will be made in accordance with a Securities Purchase Agreement, dated as of July 19, 2021, by and among us and the investors named therein (the “Securities Purchase Agreement”).

We have retained Maxim Group LLC to act as our sole placement agent (the “placement agent”) in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase shares of our common stock. The placement agent is not purchasing or selling any of our shares of common stock offered pursuant to this prospectus supplement or the accompanying base prospectus. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

Our common stock is listed on The NASDAQ Capital Market under the symbol “DTST”. On July 18, 2021, the last reported sale price of our common stock on The NASDAQ Capital Market was $5.94 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $24,977,358, as of July 15, 2021, based on 5,315,311 shares of outstanding common stock, of which 2,815,075 are held by affiliates, and a per share price of $9.99, based on the highest closing sale price of our common stock in the last 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

	Per Share(1)	Total
Public offering price	$6.04	$8,305,000
Placement Agent’s fees(2)	$0.3926	$539,825
Proceeds, before expenses, to us	$5.6474	$7,765,175

(1)	Price per share includes the sale of the Warrants in a concurrent private placement in which we are issuing Warrants to the investors to purchase up to 1,031,250 shares of our common stock.
(2)	In addition, we have agreed to reimburse the placement agent for certain out-of-pocket expenses. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent and other expenses that will be incurred.

Investing in our securities involves a high degree of risk, including that the trading price of our common stock has been subject to volatility. See “Risk Factors” beginning on page S-18 of this prospectus supplement, page 16 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 19, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying base prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying base prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Data Storage Corporation,” “DSC,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Data Storage Corporation,”, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement or the accompanying base prospectus or in any of the documents incorporated by reference into this prospectus supplement, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our securities, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement

THE COMPANY

Overview

The Company is a 25-year veteran in Business Continuity services, providing Disaster Recovery as a Service (“DRaaS”), Infrastructure as a Service (“IaaS”), Cyber Security as a Service (“CSaaS”) and Data Analytics as a Service. We provide our clients subscription based, long term agreements, ranging from 12 to 60 months, for Disaster Recovery as a Service solutions, Infrastructure as a Service products, telecommunications solutions, and high processing on site computing power and software solutions. While a significant portion of our revenue has been subscription based, we also generate revenue from the sale of equipment and software for cybersecurity, data storage, IBM Power systems equipment and managed service solutions.

Headquartered in Melville, NY, we provide solutions and services to a broad range of customers in several industries, including healthcare, banking and finance, distribution services, manufacturing, construction, education, and government. We maintain an internal business development team as well as a contracted independent distribution channel. DSC’s contracted distributors have the ability to provide disaster recovery and hybrid cloud solutions and IBM and Intel Infrastructure as a Service cloud-based solutions, without having to invest in infrastructure, data centers or telecommunication services or, in specialized technical staff, which substantially lowers the barrier of entry for the distributor to provide our solutions to their client base.

During 2020, we added new distributors, hired additional management focused on building our sales and marketing distribution, and expanded our technology assets in Dallas, TX. We also recently expanded our offering of cybersecurity solutions for remote tele-computing with ezSecurity™, a new 2020 product.

Our target marketplace for Infrastructure as a Service and Disaster Recovery as a Service globally is estimated at over one million Virtual IBM Power servers in the finance, retail, healthcare, government, and distribution industries and sectors according to the most recent information received from IBM. While Infrastructure as a Service and Disaster Recovery as a Service solutions are our core products, we also continue to provide ancillary solutions in this market.

For the past two decades, our mission has been to protect our clients’ data twenty-four hours a day, ensuring business continuity, and assisting in their compliance requirements, while providing better management and control over the clients’ digital information.

Our October 2016 acquisition of the assets of ABC Services, Inc. and ABC Services II, Inc. (collectively, “ABC”), including the remaining 50% of the assets of Secure Infrastructure & Services LLC, accelerated our strategy into cloud based managed services, expanded cybersecurity solutions and our hybrid cloud solutions with the ability to provide equipment and expanded technical support. We intend to continue our strategy of growth through synergistic acquisitions.

Our offices in New York include a technology center and lab, which are adapted to meet technology needs of the Company’s clients. In addition to office staffing, we employ additional remote staff. DSC maintains its infrastructure, storage and networking equipment required to provide our subscription solutions in four geographically diverse data centers located in New York, Massachusetts, Texas and North Carolina.

Our Continuing Strategy

DSC derives its revenues from long-term subscriptions, and professional services contracts related to the implementation of solutions that provide protection of mission critical data and equipment. In 2009, DSC’s revenues consisted primarily of data vaulting, re-duplication, continuous data protection and cloud disaster recovery solutions, and protecting information for our clients.

In 2010, we expanded our solutions based on the asset acquisition of SafeData, a provider of disaster recovery and business continuity services for the powerful IBM servers, Power i AS400 / AIX. The Safe Data acquisition provided the ability to provide a solution to a specialized IBM community with limited competition, a higher average revenue per client and a global marketplace.

In August 2012, DSC entered into a Joint Venture Partnership with an IBM partner, ABC Services, Inc. to provide an IBM Infrastructure as a Service (IaaS) offering, marketed under the name Secure Infrastructure & Services LLC (“SIAS”), a New York limited liability company. In October 2016, DSC purchased the assets of ABC Services, Inc., which included the remaining 50% of the assets of SIAS, launching the Company into managed services, Cyber Security, Equipment and Software.

Building on the requirement of our clients for access to cloud services, and with the growing requirement of Voice over Internet Protocol (“VOIP”), on October 19, 2017, we formed a new division, Nexxis Inc. (“Nexxis”), a subsidiary of the Company, to provide VOIP and carrier services.

Our Differentiation

Focus on delivering strategic outcomes: We believe clients see value with our focus on solving strategic business problems. Our services are intended to allow clients to maintain business operations in a time of disaster, scale to meet their demands and focus on growing their business.

Services that support multicloud: Clients are able to run applications or DRaaS services requiring IBM Power systems in the Data Storage Cloud with seamless connectivity to other cloud partners and providers for their specialized services providing a true multicloud experience.

Service expertise: The expertise and commitment to client support provide by our support and service experts in IBM Power Systems, Storage, Networking, Backup and Recovery, High Availability System replication and Business Continuity. This allows us to maintain a competitive advantage in our industry.

Close client relationships: Beginning early on in the relationship, we work with our clients identifying and solving critical business problems. We carry that through with careful planning and management of the migration and configuration process, continuing the relationship and advising our clients long after the services have been implemented. For the year ended December 31, 2020, we had a Value-Added Reseller with multiple clients accounting for 15% of our revenue and 94% of client subscriptions renewed their solutions with the Company after their initial contract term expired.

Partner relationships: We increase revenue and drive growth for our partners by developing and managing collaborative solutions as well as joint marketing initiatives. We have a diverse community of partners, ranging from IBM Business Partners, Software Vendors, application support providers, consultants, and other cloud providers.

Our Growth Strategies

In order to continue to drive growth and capture our large market opportunity, key elements of our growth strategies include:

●	Core offerings and service expertise: We have developed several service offerings that solve a wide spectrum of critical business problems. Services including, Disaster Recovery, Infrastructure as a Service, Managed Cyber Security, Managed System Services and Monitoring and Migration Services for Microsoft Windows, Linux, IBM I, and AIX environments with a specialization on IBM i and AIX on Power Systems.

●	Marketing Strategies:

○ Build out and support a robust partner channel;
○ Effectuate standardized, repeatable offerings;
○ Conduct inbound marketing through search engine optimization (“SEO”), white papers, blogs, case studies; and
○ Focus on client experience, client retention and referrals.

Drive sales execution: We plan to continue executing on several sales initiatives that are designed to drive continued growth in our business.

Expand geographic reach: We believe there is significant need for our solutions on a global basis and, accordingly, opportunity for us to grow our business through international expansion as these markets increase their use of multicloud solutions.

Leverage and expand our partner ecosystem: We believe we benefit from close relationships with our cloud partners, allowing us to provide comprehensive services to our customers, and providing us with a source of new business opportunities and inputs for future product roadmaps.

Pursue strategic acquisitions: We intend to continue to explore potential transactions that could enhance our capabilities, increase the scope of our technology footprint or expand our geographic reach.

Opportunity and the Industry

We believe businesses are increasingly under pressure to improve the proficiency of their information and storage systems accelerating the migration from self-managed IT solutions to fully managed multicloud technologies in order to reduce cost and compete effectively. These trends create an opportunity for cloud technology service providers. DSC’s market opportunity is derived from the demand for fully managed cloud services across all major operating systems. According to the Gartner Forecast: IT Services, Worldwide, 2018-2024, 2Q20 Update, the managed services and cloud infrastructure services market worldwide is estimated to be $410 billion in 2020 and is expected to grow 7% annually to $502 billion in 2023.

Cloud Services with on-demand availability of computer storage and network resources have revolutionized how companies manage their information technology systems and applications, providing businesses with greater flexibility and lower costs. Over the past several years, businesses have increasingly adopted cloud solutions to drive cost, scale, reliability benefits, increasingly turning to the use of more than one cloud solution at a time (which is referred to as multicloud) to enhance performance, ensure redundancy and resilience and provide for increased security, compliance and governance.

We believe that both modern and legacy technologies require specialized expertise. Many companies lack the in-house resources to navigate the complexity of all this technology or manage multiple cloud instances. We believe this creates an opportunity for a cloud services provider that enables businesses to fully embrace the power of multicloud technologies and, together, deliver incredible customer experiences.

Our Mission: To migrate clients to Infrastructure as a Service, to update clients’ Disaster Recovery as a Service and cyber security, and to provide clients data analytics. We also aim to assist our clients in the migration and continued day to day management, and in leveraging multicloud information technology, while meeting expectations for cyber security support, price and value.

Our Core Services: We provide an array of multicloud information technology solutions in highly secure, enterprise level cloud services for companies using IBM Power systems, Microsoft Windows and Linux. Specifically, our support services cover:

●	Infrastructure as a Service
●	Disaster Recovery as a Service
●	Cyber Security as a Service
●	Data Analytics as a Service

Solutions and Services

Disaster Recovery Solutions: We offer a variety of data protection and disaster recovery solutions services designed to meet our clients’ requirements and budgets.

Data Backup and Data Vaulting: Our ezVault™ business-to-business data backup and date vaulting solution consists of high-speed cloud enterprise storage, re-duplication, and compression, backup and restore services which automatically scale in size with data growth. Our ezVault solution is typically accompanied by a service level agreement (“SLA”), such as our ezRecovery™ Disaster Recovery as a Service solution.

Standby Server Services: Our ezRecovery™ (Disaster Recovery as a Service) solution offers organizations that require a faster recovery timeframe data vaults combined with our standby server computing, storage, and network infrastructure resources to help ensure a faster recovery time.

High Availability Services: Our ezAvailability™ solution offers reliable, high availability and business continuity for mission critical applications with Recovery Time Objective under fifteen minutes and near zero Recovery Point Objective, with optional, fully managed real-time replication services. Our ezAvailability service consists of a full-time enterprise system, storage, and network resources, allowing quick and easily switched production workloads to our cloud when needed. Our ezAvailability services are backed by a Service-Level Agreement (“SLA”) to help assure performance, availability, and access.

Data Mirroring Services: Our ezMirror™ solution provides replication services that mirror the clients’ storage systems and allows for recovery in our cloud.

I-a-a-S – Full Cloud Infrastructure Production Systems: Our ezHost™ solution offers full cloud-based production systems from our data center facilities and a selection of disaster recovery solutions to meet the client’s expectations on their compute power and recovery timeframes. ezHost provides full-time, scalable compute, storage, and network infrastructure resources to run clients’ workloads on our enterprise class infrastructure. ezHost replaces the cost of support, maintenance, system administration, space, power and cooling of the typical hardware on-premises systems with a predictable monthly expense. Our ezHost services are backed by an SLA governing performance, availability, and access.

Cybersecurity Solutions: Our ezSecurity™ solution offers a suite of comprehensive cybersecurity products that can be utilized on systems at the client’s location or on systems hosted in the DSC cloud. These offerings include fully managed endpoint security with active threat mitigation, system security assessments, risk analysis and applications to ensure continuous security and auditing for IBM systems.

Voice & Data Solutions: Nexxis, our voice and data division, offers VoIP and data services over fiber optic networks to help keep businesses fully connected from any location. Nexxis provides, among other things, top of the line Polycom VVX color phone systems and the performance of download speeds of up to 40 GB.

Corporate History

On October 20, 2008, DSC consummated a share exchange transaction with Data Storage Corporation, a Delaware corporation, and DSC subsequently changed its name from Euro Trend Inc. to Data Storage Corporation.

DSC acquired the assets of SafeData, LLC in June 2010, and the assets of Message Logic LLC, (“Message Logic”) in October 2012.

In November 2012, DSC entered into a Joint Venture Partnership with an IBM partner, ABC Services, Inc. to provide an IBM Infrastructure as a Service (IaaS) offering, marketed under the name Secure Infrastructure & Services LLC (“SIAS”), a New York limited liability company.

In December 2012, DSC was accepted as an IBM Service Provider for cloud solutions.

In October 2016, DSC purchased the assets of ABC which included the remaining 50% of the SIAS.

The result of these acquisitions and strategic alliances, combined with DSC’s legacy disaster recovery and business continuity solutions, positions DSC as a potential leader in business-to-business disaster recovery as a service, infrastructure as a service on the IBM Power servers, email compliance with software as a service (“SaaS”). DSC will continue to provide our solutions and our planned industry consolidations.

Competitive Landscape

The markets for the Company’s products and services are competitive and the Company is confronted by competition. Competitors in the United States include IBM, Connectria Corporation, iTech Solutions Group, Skytap Inc., Abacus Group LLC and Source Data Products.

These markets are characterized by frequent product introductions and rapid technological advances. The Company’s financial condition and operating results can be adversely affected by these and other industry-wide downward pressures on gross margins. Principal competitive factors important to the Company include price, product features, relative price and performance, product quality and reliability, a strong third-party software, marketing and distribution capability, service and support and corporate reputation.

The Company is focused on expanding its market opportunities globally related to disaster recovery and infrastructure as a service and platform as a service, primarily focused on the IBM community. These markets are highly competitive and include several large, well-funded and experienced participants.

The Company’s future financial condition and operating results depend on the Company’s ability to continue to provide a high-quality solution as well as increase distribution of the solutions in each of the markets in which it competes.

Recent Developments

Flagship Solutions, LLC

On May 31, 2021, the Company completed the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) with Data Storage FL, LLC, a Florida limited liability company and the Company’s wholly-owned subsidiary (the “Merger Sub”), Flagship Solutions, LLC (“Flagship”), a Florida limited liability company, and the owners (collectively, the “Equityholders”) of all of the issued and outstanding limited liability company membership interests in Flagship (collectively, the “Equity Interests”), pursuant to which the Company acquired Flagship through the merger of Merger Sub with and into Flagship (the “Closing”), with Flagship being the surviving company in the Merger and becoming as a result the Company’s wholly-owned subsidiary.

Flagship is a provider of IBM solutions, managed services and cloud solutions worldwide. The Company expects that Flagship’s business will be synergistic with the Company’s existing IBM business and anticipates meaningful operation efficiency through the integration of the two organizations. The Company also believes the Merger will also provide the combined entities a comprehensive one-stop provider to cross-sell solutions across each organization’s respective enterprise, as well as middle-market customers. Key offerings for the combined companies are expected to include a wide array of multicloud information technology solutions in highly secure, reliable enterprise level cloud services for companies using IBM Power systems, Microsoft Windows and Linux, including: Infrastructure as a Service (IaaS), Disaster Recovery of digital information (DRaaS), Cyber Security as a Service (CSaaS), and Data Analytics as a Service.

Pursuant to the Merger, all of the Equity Interests that were issued and outstanding on May 31, 2021 immediately prior to the effectiveness of the filing of the Articles of Merger by Flagship and Merger Sub with the Secretary of State of the State of Florida, were converted into the right to receive an aggregate amount equal to up to $10,500,000, consisting of $5,439,315.82, paid in cash, and up to $4,950,000, payable in shares of the Company’s common stock, subject to reduction by the amount by which the valuation of Flagship (the “Flagship Valuation”), as calculated based on Flagship’s unaudited pro forma 2018 financial statements and audited 2019 and 2020 financial statements (the “2020 Audit”), is less than $10,500,000. Within fifteen (15) days after completion of the audit of Flagship’s financial statements for its 2019, 2020 and 2021 fiscal years (the “2021 Audit”), we will pay the Equityholders up to $4,950,000, payable in shares of the Company’s common stock, the number of shares to be based on the amount by which the Flagship Valuation, as calculated based on the 2021 Audit, exceeds $5,550,000, subject to a cap of $4,950,000. The cash merger consideration paid by us to the Equityholders at Closing reflects adjustments made, on a dollar-for-dollar basis, for certain excluded liabilities assumed by us at Closing and for the amount by which Flagship’s estimated net working capital at Closing was more than the target working capital amount specified in the Merger Agreement.

The parties to the Merger Agreement have agreed to indemnify each other for any losses that may be incurred by them as a result of their breach of any of their representations, warranties and covenants contained in the Merger Agreement. The Company’s indemnification obligations are capped at 20% of the aggregate merger consideration paid to the Equityholders for any breach of the Company’s representations and warranties contained in the Merger Agreement, other than the representations and warranties set forth under Section 4.1 (Existence; Good Standing; Authority; Enforceability), Section 4.2 (No Conflict) and Section 4.4 (Brokers) (herein, “Fundamental Representations”) of the Merger Agreement. The Company’s indemnification obligations in respect of any breach by us of the Fundamental Representations or in the event of the Company’s willful or intentional breach of the Merger Agreement (or acts of fraud), are not capped.

Concurrently with the Closing, Flagship and Mark Wyllie, Flagship’s Chief Executive Officer, entered into an Employment Agreement (the “Wyllie Employment Agreement”), effective as of the Closing, pursuant to which Mr. Wyllie continues to serve as Chief Executive Officer of Flagship on the terms and conditions set forth therein. Flagship’s obligations under the Wyllie Employment Agreement are also guaranteed by us. The Wyllie Employment Agreement provides for: (i) an annual base salary of $170,000; (ii) management bonuses comprised of twenty-five percent (25%) of Flagship’s net income available in free cash flow as determined in accordance with GAAP for per Unit each calendar quarter during the term; (iii) an agreement to issue him stock options of the Company, subject to approval by the Company’s board of directors (the “Board”), commensurate with his position and performance and reflective of the executive compensation plans that the Company has in place with its other subsidiaries of similar size to Flagship; (iv) life insurance benefits in the amount of $400,000; and (v) four weeks paid vacation. In the event Mr. Wyllie’s employment is terminated by him for good reason (as defined in the Wyllie Employment Agreement) or by Flagship without cause, he will be entitled to receive his annual base salary through the expiration of the initial three-year employment term and an amount equal to his last annual bonus paid, payable quarterly. Pursuant to the Wyllie Employment Agreement, we have agreed to elect Mr. Wyllie to the Board and the board of directors of Flagship to serve so long as he continues to be employed by us. The Wyllie Employment Agreement contains customary non-competition provisions that apply during its term and for a period of two years after the term expires.

The foregoing descriptions of the Merger Agreement and Wyllie Employment Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to the provisions of the Merger Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2021 and is incorporated herein by reference, and the provisions of the Wyllie Employment Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2021 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Flagship or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Pursuant to Section 4(c) of the Certificate of Designations, Preferences and Rights of the Company’s Series A Preferred Stock, all 1,401,786 outstanding shares of the Company’s Series A Preferred Stock (the “Preferred Shares”) were automatically converted into 43,806 shares of the Company’s common stock in connection with, and as a result of, the Merger. The Company issued the shares of common stock to the holder of the Preferred Shares, in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. These shares of common stock may not be sold by the holders thereof without registration or an available exemption from registration.

Underwriting Agreement

On May 13, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the several underwriters (the “Representative”), for an underwritten public offering (the “May 2021 Public Offering”) of an aggregate of 1,600,000 units (the “Units), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with one warrant to purchase one share of Common Stock (each a “May 2021 Warrant” and collectively, the “May 2021 Warrants”) at an exercise price equal to $7.425 per share of Common Stock.

The public offering price was $6.75 per Unit and the underwriters agreed to purchase 1,600,000 Units at a 7.5% discount to the public offering price. The Company granted the Representative a 45-day option to purchase an additional 240,000 shares of Common Stock and/or an additional 240,000 May 2021 Warrants, in any combination thereof, to cover over-allotments, if any. On May 15, 2021, the Representative partially exercised the over-allotment option to purchase an additional 240,000 May 2021 Warrants to purchase 240,000 shares of Common Stock. The May 2021 Public Offering closed on May 18, 2021.The gross proceeds from the May 2021 Public Offering were approximately $10.8 million, before deducting underwriting discounts and commissions and other offering expenses.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 80,000 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $7.425 per share, are initially exercisable 180 days from the commencement of sales of the securities issued in connection with the May 2021 Public Offering, or November 14, 2021, and have a term of five years from their initial issuance date, or May 18, 2026. Pursuant to FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the beginning on the date of commencement of sales of the securities issued in connection with the May 2021 Public Offering.

The shares of common stock issued in the May 2021 Public Offering and the May 2021 Warrants were issued pursuant to: (i) the Company’s registration statement on Form S-1 (File No. 333-253056) (as amended through the date hereof) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on May 13, 2021 and (ii) the Company’s registration statement on Form S-1 MEF (File No. 333-256111) filed by the Company with the SEC under Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon its filing on May 13, 2021. A final prospectus dated May 13, 2021 relating to the May 2021 Public Offering was filed with the SEC on May 17, 2021.

In connection with the May 2021 Public Offering, the Company’s common stock and May 20201 Warrants were approved for listing on the Nasdaq Capital Market under the symbols “DTST” and “DTSTW”, respectively, and began trading on May 14, 2021.

Pursuant to the Underwriting Agreement, subject to certain exceptions, each then director and executive officer of the Company and certain of its stockholders agreed to a 180-day “lock-up” from May 18, 2021, the date of the closing of the May 2021 Public Offering, of shares of Common Stock that they beneficially own, and the Company agreed to a 120-day “lock-up”, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

In addition, on May 18, 2021, the Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with VStock Transfer LLC pursuant to which VStock Transfer LLC agreed to act as warrant agent with respect to the May 2021 Warrants.

The foregoing summaries of the Underwriting Agreement, the Representative’s Warrant, the May 2021Warrants and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively to the Company’s 8-K filed with the SEC on May 18, 2021, each incorporated herein by reference.

Amendments to Articles of Incorporation and Bylaws

On May 7, 2021, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada (the ‘Certificate of Amendment’) to effectuate a reverse stock split (the ‘Reverse Stock Split’) of its issued and outstanding shares of common stock and treasury shares on a 1-for-40 basis effective at 12:01 a.m. (Eastern Time) on May 14, 2021 (the ‘Effective Time’).

Split Adjustment; Treatment of Fractional Shares

As of the Effective Time, every 40 shares of issued and outstanding common stock and treasury stock was converted into one share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Instead, a holder of record of old common stock as of immediately prior to the Effective Time who was otherwise entitled to a fraction of a share was, in lieu thereof, issued an additional fraction of a share of common stock to round up to the next whole share.

Capitalization; Adjustment of Outstanding Securities

The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

In addition, pursuant to their terms, a proportionate adjustment was made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of common stock and Series A preferred stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans was reduced proportionately.

Trading Symbol

After the Reverse Stock Split, the ticker symbol for the Company’s common stock on the Nasdaq Capital Market continued to be ‘DTST’.

Certificate of Amendment

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, as filed with the Secretary of State of the State of Nevada on May 7, 2021 (effective as of 12:01 a.m. (Eastern Time) on May 14, 2021), a copy of which was filed as Exhibit 3.1 to the Company’s 8-K filed with the SEC on May 18, 2021, each incorporated herein by reference.

Appointment of New Chief Financial Officer

On April 28, 2021, the Company entered into an Offer Letter with Chris H. Panagiotakos (the “Offer Letter”) to serve as its Chief Financial Officer, which became effective upon the closing of May 2021 Public Offering. The Offer Letter provides that Mr. Panagiotakos will receive an annual base salary of $200,000 and have an opportunity to earn a performance bonus of up to $50,000 per year.

The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the provisions of the Offer Letter, which is attached as Exhibit 10.1 to the Company’s 8-K filed with the SEC on April 29, 2021.

COVID-19

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization determined that the outbreak constituted a “Public Health Emergency of International Concern” and declared a pandemic. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. See “Risk Factors” for information regarding certain risks associated with the pandemic.

The COVID-19 pandemic has accelerated cloud transformation efforts for new and existing customers and underscored the importance and mission-critical nature of multicloud strategies. Over the last several months, customers have increasingly turned to cloud solutions to pivot to new business models, improved their disaster recovery of mission critical data, migrated to cloud-based solutions and reduced their capital expenditure requirements.

In response to the COVID-19 pandemic, we implemented a number of initiatives to ensure the safety of our employees. Since March 9, 2020, over 90% of our employees work remotely. All of our employees have had the ability to work remotely utilizing solutions the Company provides to their clients and distribution channels. Additionally, our remote, technology-enabled model has enabled minimal disruption to our go-to-market efforts and service delivery organizations.

The effects of the COVID-19 pandemic are rapidly evolving, and the full impact and duration of the virus are unknown. Currently, the COVID-19 pandemic has not had a significant impact on our operations or financial performance; however, the ultimate extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and its impact on our customers, vendors and employees and its impact on our sales cycles as well as industry events, all of which are uncertain and cannot be predicted.

On April 30, 2020, the Company was granted a loan from a banking institution, in the principal amount of $481,977 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022 and bears interest at a fixed rate of 1.00% per annum, payable monthly to Signature Bank, as lender, commencing on November 5, 2020. Funds from the loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments. Management used the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company has applied for the full amount of the loan forgiveness.

The extent of the impact, if any, will depend on future developments, including actions taken to contain COVID-19. See also “Risk Factors” for more information.

Reverse Stock Split

On March 8, 2021, our Board of Directors and our stockholders that had in excess of a majority of our voting power approved an amendment to our articles of incorporation to effect a reverse stock split with a ratio of between 1-for-2 to 1-for-60. The Board subsequently authorized a reverse stock split of the outstanding shares of common stock and treasury stock of the Company at a ratio of 1-for-40, which became effective as of 12:01 a.m. (Eastern Time) on May 14, 2021. The reverse stock split did not impact the number of authorized shares of common stock, which remained at 250,000,000 shares.

Joint Venture with Able-One Systems

On February 18, 2021, we entered into a joint venture agreement with Able-One Systems Inc. (“Able-One”) to provide DSC’s portfolio of enterprise-level IBM cloud infrastructure services to customers in Canada. Able-One has provided technology solutions in Canada for over 30 years. The joint venture between DSC and Able-One is intended to fill a vital need for cloud services in Canada among businesses that run IBM Power Systems on IBM i, AIX and Linux operating systems.

ezSecurity™ Product Launch

Due to the COVID-19 pandemic and the critical need for safe remote collaboration, we recently expanded our offering of cybersecurity solutions for remote tele-computing with our new product, ezSecurity™. We also launched a new remote collaboration program for small and medium-sized businesses. As part of this new program, we are offering free migration services from Microsoft Exchange to Microsoft 365, along with support for comprehensive voice communications (Hosted VoIP, IP Phones, Cloud PBX) and video conferencing. In addition, we have expanded capacity through our new Dallas data center location to accommodate increased demand for our portfolio of ezServices™, including ez-Backup™, ezRecovery™ and ezAvailability™, adding to our existing network of data centers and fiber backbone.

Government Regulation

We are subject to various federal, state, local and international laws with respect to our receipt, storage and processing of personal information and other customer data.

We receive, store, and process personal information and other customer data. Personal privacy has become a significant issue in the United States and in many other countries where we may offer our offering of solutions. The regulatory framework for privacy issues worldwide is currently complex and evolving, and it is likely to remain uncertain for the foreseeable future. There are numerous federal, state, local, and foreign laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other customer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries or conflict with other rules. We generally seek to comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy and data protection to the extent possible. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation, or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. Any significant change to applicable laws, regulations, or industry practices regarding the use or disclosure of our customers’ data, or regarding the manner in which the express or implied consent of customers for the use and disclosure of such data is obtained, could require us to modify our solutions and features, possibly in a material manner, and may limit our ability to develop new services and features that make use of the data that our customers voluntarily share with us.

Our solutions are used by customers in the health care industry and we must comply with numerous federal and state laws related to patient privacy in connection with providing our solutions to these customers. In particular, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and the Health Information Technology for Economic and Clinical Health Act (“HITECH”) include privacy standards that protect individual privacy by limiting the uses and disclosures of individually identifiable health information and implementing data security standards. Because our solutions may backup individually identifiable health information for our customers, our customers are mandated by HIPAA to enter into written agreements with us known as business associate agreements that require us to safeguard individually identifiable health information. Business associate agreements typically include:

●	a description of our permitted uses of individually identifiable health information;

●	a covenant not to disclose that information except as permitted under the agreement and to make our subcontractors, if any, subject to the same restrictions;

●	assurances that appropriate administrative, physical, and technical safeguards are in place to prevent misuse of that information;

●	an obligation to report to our customers any use or disclosure of that information other than as provided for in the agreement;

●	a prohibition against our use or disclosure of that information if a similar use or disclosure by our customers would violate the HIPAA standards;

●	the ability of our customers to terminate their subscription to our solution if we breach a material term of the business associate agreement and are unable to cure the breach;

●	the requirement to return or destroy all individually identifiable health information at the end of the customer’s subscription; and

●	access by the Department of Health and Human Services to our internal practices, books, and records to validate that we are safeguarding individually identifiable health information.

Human Capital Resources

We believe that our success depends upon our ability to attract, develop and retain key personnel. As of July 15, 2021, we employed forty-four full-time employees and two part-time employees, of which nine are executive management, eight are administration and finance, six are sales staff and twenty- three were part of our technical team. None of our employees are covered by collective bargaining agreements, and management considers relations with our employees to be in good standing. Although we continually seek to add additional talent to our work force, management believes that it has sufficient human capital to operate its business successfully.

Our compensation programs are designed to align the compensation of our employees with our performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance.

The health and safety of our employees is our highest priority, and this is consistent with our operating philosophy. Since the onset of the COVID-19 pandemic, employees, including our specialized technical staff, are working from home or in a virtual environment unless they have a requirement to be in the office for short-term tasks and projects.

Corporate Information

The primary mailing address for the Company is 48 South Service Road, Melville, NY 11747. Our telephone number is (212) 564-4922.

 OFFERING SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, and the information referred to under the heading “RISK FACTORS” in this prospectus supplement on page S-18 and on page 16 of the accompanying base prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Issuer	Data Storage Corporation

Common stock offered by us	1,375,000 shares of our Common Stock at an offering price of $6.04.

Common stock outstanding prior to the offering	5,315,311 shares

Common stock to be outstanding after this offering	6,690,311 shares

Common Stock Trading symbol	Our Common Stock is traded on Nasdaq Capital Market under the symbol “DTST”.

Use of proceeds	We intend to use the net proceeds from the offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement beginning on page S-16 and the accompanying base prospectus beginning on page 11 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Concurrent Private Placement	In a concurrent private placement, we are selling to the investors purchasing the shares of Common Stock in this offering five and one-half year Warrants to purchase 1,031,250 of our shares of Common Stock at an exercise price of $6.15 per share. We will receive gross proceeds from the issuance of the Warrants in such concurrent private placement transaction solely to the extent such Warrants are exercised for cash. The Warrants and the Warrant Shares are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. See “Private Placement Transaction.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus supplement are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose, other than we plan to use such net proceeds for working capital and general corporate purposes. Accordingly, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our stock price is volatile, and your investment may suffer a decline in value.

The closing market price for our common stock has varied between a high of $30.20 on February 10, 2021, and a low of $4.01 on July 20, 2021, in the twelve-month period ended July 20, 2021. As a result of fluctuations in the market price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q and our subsequent Current Reports on Form 8-K, as applicable, all of which are incorporated by reference in this prospectus supplement in their entirety. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Sales of our common stock or other securities, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

Sales of substantial amounts of our common stock or other securities, or the perception that these sales may occur, could materially and adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

For example, the registration statement that this prospectus supplement forms a part of allows us to issue any combination of our common stock, preferred stock, warrants, units, debt securities, rights and units from time to time until its expiration in 2024 for an aggregate offering price of up to $50 million, subject to certain limitations.

Depending on a variety of factors, including market liquidity of our common stock, the sale of shares under this prospectus supplement may cause the trading price of our common stock to decline given the amount of shares of common stock that is issued or issuable. The sale of a substantial number of shares of our common stock under this prospectus supplement, or the anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price of the shares of common stock is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $2.78 per share based on the public offering price of $6.04. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on the Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. In the event that we were delisted from Nasdaq, our Common Stock may lose liquidity, increase volatility, and lose market maker support.

In the event that our Common Stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Markets. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national securities exchange.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation and do not anticipate paying dividends in the foreseeable future. The declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on the then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors.

USE OF PROCEEDS

Based upon the public offering price of $6.04 per share, we estimate that the net proceeds from the sale of the shares of Common Stock offered under this prospectus supplement, after deducting placement agent’s fees and commissions and estimated offering expenses payable by us will be approximately $7.6 million.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net book value per share of our common stock upon closing of this offering. Our historical net book value as of March 31, 2021, was $1,924,586, or approximately $0.60 per share of outstanding common stock, based on 3,213,485 shares of common stock outstanding as of March 31, 2021, on a post-split basis. Net book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date. After giving effect to the May 18, 2021 equity sale, exercise of warrants, and the conversion of preferred stock the Company’s net book value per share of our common stock was $2.70.

After giving effect to the sale of 1,375,000 shares of our common stock at the offering price of $6.04 per share to this offering, our as adjusted net book value as of March 31, 2021 would have been approximately $22,618,000, or approximately $3.26 per share of outstanding common stock. This amount represents an immediate increase in net book value of $0.56 per share of our common stock to our existing stockholders and an immediate dilution of $2.78 per share of our common stock to new investors purchasing securities in this offering, as illustrated in the following table:

Public offering price per share		$6.04
Net book value per share as of March 31, 2021	$0.60
Increase in net book value per share from the May offering, the exercise of related warrants, and the conversion of preferred stock	$2.10
Increase in net book value per share in this offering	$0.56

Adjusted net book value per share as of March 31, 2021		$3.26
Dilution per share to new investors		$2.78

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering.

The foregoing table excludes the following as of July 18, 2021:

●	201,155 shares issuable upon the exercise of outstanding stock options;

●	375,000 shares reserved for future issuances under our equity compensation plans; and

●	1,391,278 shares of common stock issuable upon the exercise of outstanding warrants

 DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a 1,375,000 maximum of shares of our Common at public offering price of $6.04 per share..

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” starting on page 14 of the accompanying base prospectus.

 CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we plan to issue and sell to the same investors in this offering the Warrants to purchase up to an aggregate of 1,031,250 shares of Common Stock at an exercise price equal to $6.15 per share.

The Warrants and the Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell shares of Common Stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Warrants are exercisable commencing on the date of the closing of the offering and expiring five and one-half years thereafter. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Warrant Shares under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Warrant Shares purchased upon such exercise. If a registration statement or current prospectus is not effective or available for the registration of the Warrants or the resale of the Warrant Shares under the Securities Act, at any time after the earlier of the effective date of the registration statement required to be filed and the six-month anniversary of the issue date, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Warrant Shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholder.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Participation Rights. If at any time we grant, issue or sell any shares of Common Stock or Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of Common Stock (the “Purchase Rights”), the holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Warrants could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any Shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination, each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our shares of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of Warrants shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. In addition, the successor entity, at the request of the holders of Warrants, will be obligated to purchase any unexercised portion of the Warrants in accordance with the terms of such Warrants .

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Resale/Registration Rights. We are required within 30 days of the closing of the date of the Securities Purchase Agreement to file a registration statement providing for the resale of the Warrant Shares. We are required to use commercially reasonable efforts to cause such registration to become effective within 181 days of the closing of the offering and to keep such registration statement effective at all times until no investor owns any Warrants or shares issuable upon exercise thereof.

Related Transaction Agreements

In connection with the Securities Purchase Agreement, we entered into a Placement Agency Agreement, dated as of July 19, 2021, with the placement agent (the “Placement Agency Agreement”), and issued the Warrants to such investors named in the Securities Purchase Agreement.

You should review a copy of the Placement Agency Agreement, a copy of the Securities Purchase Agreement, and a copy of the form of the Warrant issued to the investors under the Securities Purchase Agreement, which were executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Warrants and the related transaction agreements.

PLAN OF DISTRIBUTION

Maxim Group LLC (“Maxim”), which we refer to herein as the placement agent, has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement. The placement agent is not purchasing or selling any of the shares of our Common Stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock but has agreed to use reasonable best efforts to arrange for the sale of all of the shares of our Common Stock offered hereby. We have entered into the Securities Purchase Agreement with the investors named therein pursuant to which we plan to sell to the investors 1,375,000 shares of our Common Stock in this offering pursuant to this prospectus supplement. We negotiated the price for the shares of Common Stock offered in this offering with the investors. The factors considered in determining the price of the shares of Common Stock included the recent market price of our shares of Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues. Maxim is also acting as the placement agent for the private placement transaction in which we plan to issue and sell to the same investors the Warrants to purchase up to an aggregate of 1,031,250 shares of Common Stock and will receive the same compensation fee as that described below with respect to the exercise of any Warrants.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

We expect to deliver the shares of Common Stock being offered pursuant to this prospectus supplement on or about July 21, 2021.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 6.5 % of the aggregate purchase price of the shares of our Common Stock sold in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying base prospectus.

	Per Share(1)	Total
Public offering price	$6.04	$8,305,000
Placement agent’s fees	$.3926	$539,825
Proceeds, before expenses, to us	$5.6474	$7,765,175

(1)	Price per share includes the sale of the Warrants in a concurrent private placement in which we issued Warrants to the investors to purchase up to 1,031,250 shares of our common stock.

We estimate that the total expenses of this offering payable by us, excluding the placement agent’s fees, will be approximately $664,825, which includes, among other items, up to $50,000 of legal fees and expenses that we have agreed to reimburse the placement agent in connection with this offering.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or its affiliates. Other than this prospectus supplement and the accompanying base prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Purchase agreement. A copy of the forms of Placement Agency Agreement and Securities Purchase Agreement will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying base prospectus and the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the shares offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the shares offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the shares offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell shares offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Post-Closing Investments, Variable Rate Transactions Prohibition and Future Investments

Pursuant to the Placement Agency Agreement, subject to certain exceptions (“Exempt Issuances”), we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents from the closing of this offering until thirty (30) days after the closing of this offering. In addition, under the Securities Purchase Agreement, such restriction extends an additional thirty (30) days. Pursuant to the Purchase Agreement, we have also agreed to not to enter into any “variable rate transactions” as defined in the Placement Agency Agreement from the closing of this offering until ninety (90) days after the closing of this offering. In addition, under the Securities Purchase Agreement, such restriction extends until no Warrants are held by any investor in this offering.

In addition, provided that the Securities Purchase Agreement is consummated, in the event investors introduced to the Company by the placement agent in connection with this offering subsequently provides the Company capital via any transaction during the period commencing on the date of this prospectus supplement and ending twelve months after the date of this prospectus supplement, the Company shall pay the placement agent a cash fee equal to 6.5% of the gross proceeds of any such investment.

Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lucosky Brookman LLP. Sullivan & Worcester LLP is acting as counsel to the placement agent.

EXPERTS

Our consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

Available Information

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://datastoragecorp.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the prospectus or the registration statement of which they form a part.

This prospectus supplement and accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021.

●	Our Current Reports on Form 8-K filed with the SEC on February 10, 2021, February 16, 2021, April 20, 2021, April 29, 2021, May 13, 2021, May 18, 2021 and June 3, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Data Storage Corporation

48 South Service Road

Melville, NY 11747

(212) 564-4922

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

DATA STORAGE CORPORATION

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $50 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 13  OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Capital Market under the symbol “DTST”. On July 8, 2021, the last reported sale price of our common stock on The NASDAQ Capital Market was $9.99 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $20,428,012, as of July 8, 2021, based on 4,859,921  shares of outstanding common stock, of which 2,815,075 are held by affiliates, and a per share price of $9.99, based on the highest closing sale price of our common stock in the last 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Data Storage Corporation,” “DCS,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Data Storage Corporation,”, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://datastoragecorp.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021.

●	Our Current Reports on Form 8-K filed with the SEC on February 10, 2021, February 16, 2021, April 20, 2021, April 29, 2021, May 13, 2021, May 18, 2021 and June 3, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Data Storage Corporation

48 South Service Road

Melville, NY 11747

(212) 564-4922

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Overview

The Company is a 25-year veteran in Business Continuity services, providing Disaster Recovery as a Service (“DRaaS”), Infrastructure as a Service (“IaaS”), Cyber Security as a Service (“CSaaS”) and Data Analytics as a Service. We provide our clients subscription based, long term agreements for Disaster Recovery as a Service solutions, Infrastructure as a Service products, telecommunications solutions, and high processing on site computing power and software solutions. While a significant portion of our revenue has been subscription based, we also generate revenue from the sale of equipment and software for cybersecurity, data storage, IBM Power systems equipment and managed service solutions.

Headquartered in Melville, NY, we provide solutions and services to a broad range of customers in several industries, including healthcare, banking and finance, distribution services, manufacturing, construction, education, and government. We maintain an internal business development team as well as a contracted independent distribution channel. DSC’s contracted distributors have the ability to provide disaster recovery and hybrid cloud solutions and IBM and Intel Infrastructure as a Service cloud-based solutions, without having to invest in infrastructure, data centers or telecommunication services or, in specialized technical staff, which substantially lowers the barrier of entry for the distributor to provide our solutions to their client base.

During 2020, we added new distributors, hired additional management focused on building our sales and marketing distribution, and expanded our technology assets in Dallas, TX. We also recently expanded our offering of cybersecurity solutions for remote tele-computing with ezSecurity™, a new 2020 product.

Our target marketplace for Infrastructure as a Service and Disaster Recovery as a Service globally is estimated at over one million Virtual IBM Power servers in the finance, retail, healthcare, government, and distribution industries and sectors according to the most recent information received from IBM. While Infrastructure as a Service and Disaster Recovery as a Service solutions are our core products, we also continue to provide ancillary solutions in this market.

For the past two decades, our mission has been to protect our clients’ data twenty-four hours a day, ensuring business continuity, and assisting in their compliance requirements, while providing better management and control over the clients’ digital information.

Our October 2016 acquisition of the assets of ABC Services, Inc. and ABC Services II, Inc. (collectively, “ABC”), including the remaining 50% of the assets of Secure Infrastructure & Services LLC, accelerated our strategy into cloud based managed services, expanded cybersecurity solutions and our hybrid cloud solutions with the ability to provide equipment and expanded technical support. We intend to continue our strategy of growth through synergistic acquisitions.

Our offices in New York include a technology center and lab, which are adapted to meet technology needs of the Company’s clients. In addition to office staffing, we employ additional remote staff. DSC maintains its infrastructure, storage and networking equipment required to provide our subscription solutions in four geographically diverse data centers located in New York, Massachusetts, Texas and North Carolina.

Our Continuing Strategy

DSC derives its revenues from long-term subscriptions, and professional services contracts related to the implementation of solutions that provide protection of mission critical data and equipment. In 2009, DSC’s revenues consisted primarily of data vaulting, re-duplication, continuous data protection and cloud disaster recovery solutions, and protecting information for our clients.

In 2010, we expanded our solutions based on the asset acquisition of SafeData, a provider of disaster recovery and business continuity for the powerful IBM servers, Power i AS400 / AIX. The Safe Data acquisition provided the ability to provide a solution to a specialized IBM community with limited competition, a higher average revenue per client and a global marketplace.

In August 2012, DSC entered into a Joint Venture Partnership with an IBM partner, ABC Services, Inc. to provide an IBM Infrastructure as a Service (IaaS) offering, marketed under the name Secure Infrastructure & Services LLC (“SIAS”), a New York limited liability company. In October 2016, DSC purchased the assets of ABC, which included the remaining 50% of the assets of SIAS, launching the Company into managed services, Cyber Security, Equipment and Software.

Building on the requirement of our clients for access to cloud services, and with the growing requirement of Voice over Internet Protocol (“VOIP”), on October 19, 2017, we formed a new division, Nexxis, to provide VOIP and carrier services.

Our Differentiation

Focus on delivering strategic outcomes: Clients see value with our focus on solving strategic business problems. Our services are intended to allow clients to maintain business operations in a time of disaster, scale to meet their demands and focus on growing their business.

Services that support multicloud: Clients are able to run applications or DRaaS services requiring IBM Power systems in the Data Storage Cloud with seamless connectivity to other cloud partners and providers for their specialized services providing a true multicloud experience.

Service expertise: The expertise and commitment to client support provide by our support and service experts in IBM Power Systems, Storage, Networking, Backup and Recovery, High Availability System replication and Business Continuity. This allows us to maintain a competitive advantage in our industry.

Close client relationships: Beginning early on in the relationship, we work with our clients identifying and solving critical business problems. We carry that through with careful planning and management of the migration and configuration process, continuing the relationship and advising our clients long after the services have been implemented. For the year ended December 31, 2020, we had a Value-Added Reseller with multiple clients accounting for 15% of our revenue and 94% of client subscriptions renewed their solutions with the Company after their initial contract term expired.

Partner relationships: We increase revenue and drive growth for our partners by developing and managing collaborative solutions as well as joint marketing initiatives. We have a diverse community of partners, ranging from IBM Business Partners, Software Vendors, application support providers, consultants, and other cloud providers.

Our Growth Strategies

In order to continue to drive growth and capture our large market opportunity, key elements of our growth strategies include:

●	Core offerings and service expertise: We have developed several service offerings that solve a wide spectrum of critical business problems. Services including, Disaster Recovery, Infrastructure as a Service, Managed Cyber Security, Managed System Services and Monitoring and Migration Services for Microsoft Windows, Linux, IBM I, and AIX environments with a specialization on IBM i and AIX on Power Systems.

●	Marketing Strategies:

Build out and support a robust partner channel;
Effectuate standardized, repeatable offerings;
Conduct inbound marketing through search engine optimization (“SEO”), white papers, blogs, case studies; and
Focus on client experience, client retention and referrals.

Drive sales execution: We plan to continue executing on several sales initiatives that are designed to drive continued growth in our business.

Expand geographic reach: We believe there is significant need for our solutions on a global basis and, accordingly, opportunity for us to grow our business through international expansion as these markets increase their use of multicloud solutions.

Leverage and expand our partner ecosystem: We benefit from close relationships with our cloud partners, allowing us to provide comprehensive services to our customers, and providing us with a source of new business opportunities and inputs for future product roadmaps.

Pursue strategic acquisitions: We intend to continue to explore potential transactions that could enhance our capabilities, increase the scope of our technology footprint or expand our geographic reach.

Opportunity and the Industry

We believe businesses are increasingly under pressure to improve the proficiency of their information and storage systems accelerating the migration from self-managed IT solutions to fully managed multicloud technologies in order to reduce cost and compete effectively. These trends create an opportunity for cloud technology service providers. DSC’s market opportunity is derived from the demand for fully managed cloud services across all major operating systems. According to the Gartner Forecast: IT Services, Worldwide, 2018-2024, 2Q20 Update, the managed services and cloud infrastructure services market worldwide is estimated to be $410 billion in 2020 and is expected to grow 7% annually to $502 billion in 2023.

Cloud Services with on-demand availability of computer storage and network resources have revolutionized how companies manage their information technology systems and applications, providing businesses with greater flexibility and lower costs. Over the past several years, businesses have increasingly adopted cloud solutions to drive cost, scale, reliability benefits, increasingly turning to the use of more than one cloud solution at a time (which is referred to as multicloud) to enhance performance, ensure redundancy and resilience and provide for increased security, compliance and governance.

We believe that both modern and legacy technologies require specialized expertise. Many companies lack the in-house resources to navigate the complexity of all this technology or manage multiple cloud instances. We believe this creates an opportunity for a cloud services provider that enables businesses to fully embrace the power of multicloud technologies and, together, deliver incredible customer experiences.

Our Mission: To migrate clients to Infrastructure as a Service, to update clients’ Disaster Recovery as a Service and cyber security, and to provide clients data analytics. We also aim to assist our clients in the migration and continued day to day management, and in leveraging multicloud information technology, while meeting expectations for cyber security support, price and value.

Our Core Services: We provide an array of multicloud information technology solutions in highly secure, enterprise level cloud services for companies using IBM Power systems, Microsoft Windows and Linux. Specifically, our support services cover:

●	Infrastructure as a Service
●	Disaster Recovery as a Service
●	Cyber Security as a Service
●	Data Analytics as a Service

Solutions and Services

Disaster Recovery Solutions: We offer a variety of data protection and disaster recovery solutions services designed to meet our clients’ requirements and budgets.

Data Backup and Data Vaulting: Our ezVault™ business-to-business data backup and date vaulting solution consists of high-speed cloud enterprise storage, re-duplication, and compression, backup and restore services which automatically scale in size with data growth. Our ezVault solution is typically accompanied by a service level agreement (“SLA”), such as our ezRecovery™ Disaster Recovery as a Service solution.

Standby Server Services: Our ezRecovery™ (Disaster Recovery as a Service) solution offers organizations that require a faster recovery timeframe data vaults combined with our standby server computing, storage, and network infrastructure resources to help ensure a faster recovery time.

High Availability Services: Our ezAvailability™ solution offers reliable, high availability and business continuity for mission critical applications with Recovery Time Objective under fifteen minutes and near zero Recovery Point Objective, with optional, fully managed real-time replication services. Our ezAvailability service consists of a full-time enterprise system, storage, and network resources, allowing quick and easily switched production workloads to our cloud when needed. Our ezAvailability services are backed by a Service-Level Agreement (“SLA”) to help assure performance, availability, and access.

Data Mirroring Services: Our ezMirror™ solution provides replication services that mirror the clients’ storage systems and allows for recovery in our cloud.

I-a-a-S – Full Cloud Infrastructure Production Systems: Our ezHost™ solution offers full cloud-based production systems from our data center facilities and a selection of disaster recovery solutions to meet the client’s expectations on their compute power and recovery timeframes. ezHost provides full-time, scalable compute, storage, and network infrastructure resources to run clients’ workloads on our enterprise class infrastructure. ezHost replaces the cost of support, maintenance, system administration, space, power and cooling of the typical hardware on-premises systems with a predictable monthly expense. Our ezHost services are backed by an SLA governing performance, availability, and access.

Cybersecurity Solutions: Our ezSecurity™ solution offers a suite of comprehensive cybersecurity products that can be utilized on systems at the client’s location or on systems hosted in the DSC cloud. These offerings include fully managed endpoint security with active threat mitigation, system security assessments, risk analysis and applications to ensure continuous security and auditing for IBM systems.

Voice & Data Solutions: Nexxis, our voice and data division, offers VoIP and data services over fiber optic networks to help keep businesses fully connected from any location. Nexxis provides, among other things, top of the line Polycom VVX color phone systems and the performance of download speeds of up to 40 GB.

Corporate History

On October 20, 2008, DSC consummated a share exchange transaction with Data Storage Corporation, a Delaware corporation, and DSC subsequently changed its name from Euro Trend Inc. to Data Storage Corporation.

DSC acquired the assets of SafeData, LLC in June 2010, and the assets of Message Logic LLC, (“Message Logic”) in October 2012.

In November 2012, DSC entered into a Joint Venture Partnership with an IBM partner, ABC Services, Inc. to provide an IBM Infrastructure as a Service (IaaS) offering, marketed under the name Secure Infrastructure & Services LLC (“SIAS”), a New York limited liability company.

In December 2012, DSC was accepted as an IBM Service Provider for cloud solutions.

In October 2016, DSC purchased the assets of ABC which included the remaining 50% of the SIAS.

The result of these acquisitions and strategic alliances, combined with DSC’s legacy disaster recovery and business continuity solutions, positions DSC as a potential leader in business-to-business disaster recovery as a service, infrastructure as a service on the IBM Power servers, email compliance with software as a service (“SaaS”). DSC will continue to provide our solutions and our planned industry consolidations.

Competitive Landscape

The markets for the Company’s products and services are competitive and the Company is confronted by competition. Competitors in the United States include IBM, Connectria Corporation, iTech Solutions Group, Skytap Inc., Abacus Group LLC and Source Data Products.

These markets are characterized by frequent product introductions and rapid technological advances. The Company’s financial condition and operating results can be adversely affected by these and other industry-wide downward pressures on gross margins. Principal competitive factors important to the Company include price, product features, relative price and performance, product quality and reliability, a strong third-party software, marketing and distribution capability, service and support and corporate reputation.

The Company is focused on expanding its market opportunities globally related to disaster recovery and infrastructure as a service and platform as a service, primarily focused on the IBM community. These markets are highly competitive and include several large, well-funded and experienced participants.

The Company’s future financial condition and operating results depend on the Company’s ability to continue to provide a high-quality solution as well as increase distribution of the solutions in each of the markets in which it competes.

Recent Developments

Flagship Solutions, LLC

On May 31, 2021, the Company completed the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) with Data Storage FL, LLC, a Florida limited liability company and the Company’s wholly-owned subsidiary (the “Merger Sub”), Flagship Solutions, LLC (“Flagship”), a Florida limited liability company, and the owners (collectively, the “Equityholders”) of all of the issued and outstanding limited liability company membership interests in Flagship (collectively, the “Equity Interests”), pursuant to which the Company acquired Flagship through the merger of Merger Sub with and into Flagship (the “Closing”), with Flagship being the surviving company in the Merger and becoming as a result the Company’s wholly-owned subsidiary.

Flagship is a provider of IBM solutions, managed services and cloud solutions worldwide. The Company expects that Flagship’s business will be synergistic with the Company’s existing IBM business and anticipates meaningful operation efficiency through the integration of the two organizations. The Company also believes the Merger will also provide the combined entities a comprehensive one-stop provider to cross-sell solutions across each organization’s respective enterprise, as well as middle-market customers. Key offerings for the combined companies are expected to include a wide array of multicloud information technology solutions in highly secure, reliable enterprise level cloud services for companies using IBM Power systems, Microsoft Windows and Linux, including: Infrastructure as a Service (IaaS), Disaster Recovery of digital information (DRaaS), Cyber Security as a Service (CSaaS), and Data Analytics as a Service.

Pursuant to the Merger, all of the Equity Interests that were issued and outstanding on May 31, 2021 immediately prior to the effectiveness of the filing of the Articles of Merger by Flagship and Merger Sub with the Secretary of State of the State of Florida, were converted into the right to receive an aggregate amount equal to up to $10,500,000, consisting of $5,439,315.82, paid in cash, and up to $4,950,000, payable in shares of the Company’s common stock, subject to reduction by the amount by which the valuation of Flagship (the “Flagship Valuation”), as calculated based on Flagship’s unaudited pro forma 2018 financial statements and audited 2019 and 2020 financial statements (the “2020 Audit”), is less than $10,500,000. Within fifteen (15) days after completion of the audit of Flagship’s financial statements for its 2019, 2020 and 2021 fiscal years (the “2021 Audit”), we will pay the Equityholders up to $4,950,000, payable in shares of the Company’s common stock, the number of shares to be based on the amount by which the Flagship Valuation, as calculated based on the 2021 Audit, exceeds $5,550,000, subject to a cap of $4,950,000. The cash merger consideration paid by us to the Equityholders at Closing reflects adjustments made, on a dollar-for-dollar basis, for certain excluded liabilities assumed by us at Closing and for the amount by which Flagship’s estimated net working capital at Closing was more than the target working capital amount specified in the Merger Agreement.

The parties have agreed to indemnify each other for any losses that may be incurred by them as a result of their breach of any of their representations, warranties and covenants contained in the Merger Agreement. The Company’s indemnification obligations are capped at 20% of the merger consideration paid to the Equityholders for any breach of the Company’s representations and warranties contained in the Merger Agreement, other than the representations and warranties set forth under Section 4.1 (Existence; Good Standing; Authority; Enforceability), Section 4.2 (No Conflict) and Section 4.4 (Brokers) (herein, “Fundamental Representations”). The Company’s indemnification obligations in respect of any breach by us of the Fundamental Representations or in the event of the Company’s willful or intentional breach of the Merger Agreement (or acts of fraud), are not capped.

Concurrently with the Closing, Flagship and Mark Wyllie, Flagship’s Chief Executive Officer, entered into an Employment Agreement (the “Wyllie Employment Agreement”), effective as of the Closing, pursuant to which Mr. Wyllie will continue to serve as Chief Executive Officer of Flagship following the Closing on the terms and conditions set forth therein. Flagship’s obligations under the Wyllie Employment Agreement will also be guaranteed by us. The Wyllie Employment Agreement provides for: (i) an annual base salary of $170,000; (ii) management bonuses comprised of twenty-five percent (25%) of Flagship’s net income available in free cash flow as determined in accordance with GAAP for per Unit each calendar quarter during the term; (iii) an agreement to issue him stock options of the Company, subject to approval by the Company’s board of directors (the “Board”), commensurate with his position and performance and reflective of the executive compensation plans that the Company has in place with its other subsidiaries of similar size to Flagship; (iv) life insurance benefits in the amount of $400,000; and (v) four weeks paid vacation. In the event Mr. Wyllie’s employment is terminated by him for good reason (as defined in the Wyllie Employment Agreement) or by Flagship without cause, he will be entitled to receive his annual base salary through the expiration of the initial three-year employment term and an amount equal to his last annual bonus paid, payable quarterly. Pursuant to the Wyllie Employment Agreement, we have agreed to elect Mr. Wyllie to the Board and the board of directors of Flagship to serve so long as he continues to be employed by us. The Wyllie Employment Agreement contains customary non-competition provisions that apply during its term and for a period of two years after the term expires.

The foregoing descriptions of the Merger Agreement and Wyllie Employment Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to the provisions of the Merger Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2021 and is incorporated herein by reference, and the provisions of the Wyllie Employment Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2021 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Flagship or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Pursuant to Section 4(c) of the Certificate of Designations, Preferences and Rights of the Company’s Series A Preferred Stock, all 1,401,786 outstanding shares of the Company’s Series A Preferred Stock (the “Preferred Shares”) were automatically converted into 43,806 shares of the Company’s common stock in connection with, and as a result of, the Merger. The Company issued the shares of common stock to the holder of the Preferred Shares, in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. These shares of common stock may not be sold by the holders thereof without registration or an available exemption from registration.

Underwriting Agreement

On May 13, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the several underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of an aggregate of 1,600,000 units (the “Units), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $7.425 per share of Common Stock.

The public offering price was $6.75 per Unit and the underwriters agreed to purchase 1,600,000 Units at a 7.5% discount to the public offering price. The Company granted the Representative a 45-day option to purchase an additional 240,000 shares of Common Stock and/or an additional 240,000 Warrants, in any combination thereof, to cover over-allotments, if any. On May 15, 2021, the Representative partially exercised the over-allotment option to purchase an additional 240,000 Warrants to purchase 240,000 shares of Common Stock. The Offering closed on May 18, 2021.The gross proceeds from the Offering were approximately $10.8 million, before deducting underwriting discounts and commissions and other Offering expenses.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 80,000 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $7.425 per share, are initially exercisable 180 days from the commencement of sales of the securities issued in connection with the Offering, or November 14, 2021, and have a term of five years from their initial issuance date, or May 18, 2026. Pursuant to FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the beginning on the date of commencement of sales of the securities issued in connection with this offering.

The Shares and Warrants were issued pursuant to: (i) the Company’s registration statement on Form S-1 (File No. 333-253056) (as amended through the date hereof) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on May 13, 2021 and (ii) the Company’s registration statement on Form S-1 MEF (File No. 333-256111) filed by the Company with the SEC under Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon its filing on May 13, 2021. A final prospectus dated May 13, 2021 relating to the Offering was filed with the SEC on May 17, 2021.

In connection with the Offering, the Company’s common stock and warrants were approved for listing on the Nasdaq Capital Market under the symbols “DTST” and “DTSTW”, respectively, and began trading on May 14, 2021.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions, each director and executive officer of the Company and certain of its stockholders have agreed to a 180-day “lock-up” from the date of the closing of the Offering of shares of Common Stock that they beneficially own, and the Company agreed to a 120-day “lock-up”, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

In addition, on May 18, 2021, the Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with VStock Transfer LLC pursuant to which VStock Transfer LLC agreed to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Representative’s Warrant, the Warrants and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively to the Company’s 8-K filed with the SEC on May 18, 2021, each incorporated herein by reference.

Amendments to Articles of Incorporation and Bylaws

On May 7, 2021, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada (the ‘Certificate of Amendment’) to effectuate a reverse stock split (the ‘Reverse Stock Split’) of its issued and outstanding shares of common stock and treasury shares on a 1-for-40 basis to become effective at 12:01 a.m. (Eastern Time) on May 14, 2021 (the ‘Effective Time’).

Split Adjustment; Treatment of Fractional Shares

As of the Effective Time, every 40 shares of issued and outstanding common stock and treasury stock will be converted into one share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, a holder of record of old common stock as of immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share will, in lieu thereof, be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

Certificated and Non-Certificated Shares

The Company’s transfer agent, VStock Transfer, LLC (‘VStock Transfer’), is also acting as the exchange agent for the Reverse Stock Split, will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. VStock Transfer will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. Stockholders who hold their shares in brokerage accounts or ‘street name’ are not required to take action to effect the exchange of their shares, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will also be automatically adjusted.

Capitalization; Adjustment of Outstanding Securities

The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of common stock and Series A preferred stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

Trading Symbol

After the Reverse Stock Split, the ticker symbol for the Company’s common stock on the Nasdaq Capital Market will continue to be ‘DTST’, except that a ‘D’ will be placed on the ticker symbol for 20 business days.

Certificate of Amendment

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Nevada on May 7, 2021 (effective as of 12:01 a.m. (Eastern Time) on May 14, 2021).

Appointment of New Chief Financial Officer

On April 28, 2021, the Company entered into an Offer Letter with Chris H. Panagiotakos (the “Offer Letter”) to serve as its Chief Financial Officer effective upon the closing of its proposed public offering and uplisting to The Nasdaq Stock Market. The Offer Letter provides that Mr. Panagiotakos will receive an annual base salary of $200,000 and have an opportunity to earn a performance bonus of up to $50,000 per year.

The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the provisions of the Offer Letter, which is attached as Exhibit 10.1 to the Company’s 8-K filed with the SEC on April 29, 2021. SEC f

COVID-19

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization determined that the outbreak constituted a “Public Health Emergency of International Concern” and declared a pandemic. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. See “Risk Factors” for information regarding certain risks associated with the pandemic.

The COVID-19 pandemic has accelerated cloud transformation efforts for new and existing customers and underscored the importance and mission-critical nature of multicloud strategies. Over the last several months, customers have increasingly turned to cloud solutions to pivot to new business models, improved their disaster recovery of mission critical data, migrated to cloud-based solutions and reduced their capital expenditure requirements.

In response to the COVID-19 pandemic, we implemented a number of initiatives to ensure the safety of our employees. Since March 9, 2020, over 90% of our employees work remotely. All of our employees have had the ability to work remotely utilizing solutions the Company provides to their clients and distribution channels. Additionally, our remote, technology-enabled model has enabled minimal disruption to our go-to-market efforts and service delivery organizations.

The effects of the COVID-19 pandemic are rapidly evolving, and the full impact and duration of the virus are unknown. Currently, the COVID-19 pandemic has not had a significant impact on our operations or financial performance; however, the ultimate extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and its impact on our customers, vendors and employees and its impact on our sales cycles as well as industry events, all of which are uncertain and cannot be predicted.

On April 30, 2020, the Company was granted a loan from a banking institution, in the principal amount of $481,977 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022 and bears interest at a fixed rate of 1.00% per annum, payable monthly to Signature Bank, as lender, commencing on November 5, 2020. Funds from the loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments. Management intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company has applied for the loan forgiveness.

The extent of the impact, if any, will depend on future developments, including actions taken to contain COVID-19. See also “Risk Factors” for more information.

Reverse Stock Split

On March 8, 2021, our Board of Directors and our stockholders that have in excess of 50% of our voting power approved an amendment to our articles of incorporation to effect a reverse stock split with a ratio of between 1:2 to 1:60, to be effected in the discretion of our Board of Directors.

Joint Venture with Able-One Systems

On February 18, 2021, we announced a joint venture agreement with Able-One Systems Inc. (“Able-One”) to provide DSC’s portfolio of enterprise-level IBM cloud infrastructure services to customers in Canada. Able-One has provided technology solutions in Canada for over 30 years. The arrangement is effective immediately. The joint venture between DSC and Able-One is intended to fill a vital need for cloud services in Canada among businesses that run IBM Power Systems on IBM i, AIX and Linux operating systems.

ezSecurity™ Product Launch

Due to the COVID-19 outbreak and the critical need for safe remote collaboration, we recently expanded our offering of cybersecurity solutions for remote tele-computing with our new product, ezSecurity™. We also launched a new remote collaboration program for small and medium-sized businesses. As part of this new program, we are offering free migration services from Microsoft Exchange to Microsoft 365, along with support for comprehensive voice communications (Hosted VoIP, IP Phones, Cloud PBX) and video conferencing. In addition, we have expanded capacity through our new Dallas data center location to accommodate increased demand for our portfolio of ezServices™, including ez-Backup™, ezRecovery™ and ezAvailability™, adding to our existing network of data centers and fiber backbone.

Government Regulation

We are subject to various federal, state, local and international laws with respect to our receipt, storage and processing of personal information and other customer data.

We receive, store, and process personal information and other customer data. Personal privacy has become a significant issue in the United States and in many other countries where we may offer our offering of solutions. The regulatory framework for privacy issues worldwide is currently complex and evolving, and it is likely to remain uncertain for the foreseeable future. There are numerous federal, state, local, and foreign laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other customer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries or conflict with other rules. We generally seek to comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy and data protection to the extent possible. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation, or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. Any significant change to applicable laws, regulations, or industry practices regarding the use or disclosure of our customers’ data, or regarding the manner in which the express or implied consent of customers for the use and disclosure of such data is obtained, could require us to modify our solutions and features, possibly in a material manner, and may limit our ability to develop new services and features that make use of the data that our customers voluntarily share with us.

Our solutions are used by customers in the health care industry and we must comply with numerous federal and state laws related to patient privacy in connection with providing our solutions to these customers. In particular, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and the Health Information Technology for Economic and Clinical Health Act (“HITECH”) include privacy standards that protect individual privacy by limiting the uses and disclosures of individually identifiable health information and implementing data security standards. Because our solutions may backup individually identifiable health information for our customers, our customers are mandated by HIPAA to enter into written agreements with us known as business associate agreements that require us to safeguard individually identifiable health information. Business associate agreements typically include:

●	a description of our permitted uses of individually identifiable health information;

●	a covenant not to disclose that information except as permitted under the agreement and to make our subcontractors, if any, subject to the same restrictions;

●	assurances that appropriate administrative, physical, and technical safeguards are in place to prevent misuse of that information;

●	an obligation to report to our customers any use or disclosure of that information other than as provided for in the agreement;

●	a prohibition against our use or disclosure of that information if a similar use or disclosure by our customers would violate the HIPAA standards;

●	the ability of our customers to terminate their subscription to our solution if we breach a material term of the business associate agreement and are unable to cure the breach;

●	the requirement to return or destroy all individually identifiable health information at the end of the customer’s subscription; and

●	access by the Department of Health and Human Services to our internal practices, books, and records to validate that we are safeguarding individually identifiable health information.

Human Capital Resources

We believe that our success depends upon our ability to attract, develop and retain key personnel. As of March 31, 2021, we employed twenty-six full-time employees and three part-time employees, of which five are executive management, five are administration and finance, five are sales staff and fourteen were part of our technical team. None of our employees are covered by collective bargaining agreements, and management considers relations with our employees to be in good standing. Although we continually seek to add additional talent to our work force, management believes that it has sufficient human capital to operate its business successfully.

Our compensation programs are designed to align the compensation of our employees with our performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance.

The health and safety of our employees is our highest priority, and this is consistent with our operating philosophy. Since the onset of the COVID-19 pandemic, employees, including our specialized technical staff, are working from home or in a virtual environment unless they have a requirement to be in the office for short-term tasks and projects.

Corporate Information

The primary mailing address for the Company is 48 South Service Road, Melville, NY 11747. Our telephone number is (212) 564-4922.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

The Company has 260,000,000 authorized shares of capital stock, consisting of 250,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of June 30, 2021, we had 4,859,921 shares of Common Stock outstanding and 0 shares of Preferred Stock outstanding.

On March 8, 2021 the Company’s shareholders approved an amendment to the Company’s articles of incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, at a ratio to be determined at the discretion of the Board of Directors within a range of one (1) share of common stock for every two (2) to sixty (60) shares of common stock, such amendment to be effected only in the event the Board of Directors still deems it advisable. See Note 12 – Subsequent Events.

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Description of Common Stock

Authorized Shares of Common Stock

The authorized number of shares of Common Stock is 250,000,000 shares of Common Stock.

Voting Rights

The holders of Common Stock have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Company legally available for the payment of dividends.

Liquidation Rights

Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company the net assets of the Company available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Other Rights and Preferences

The holders of the Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that is currently outstanding and that we may designate and issue in the future.

Fully Paid and Nonassessable

All of the outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Liquidation preference

Upon any liquidation, dissolution, or winding up of the Company whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, for each share of Series A Preferred Stock held by such holder, an amount per share of Series A Preferred Stock equal to the Original Issue Price for such share of Series A Preferred Stock plus all accrued and unpaid dividends on such share of Series A Preferred Stock as of the date of the Liquidation Event.

Conversion

The number of shares of Common Stock to which a share of Series A Preferred Stock may be converted shall be the product obtained by dividing the Original Issue Price of such share of Series A Preferred Stock by the then-effective Conversion Price for such share of Series A Preferred Stock. The Conversion Price for the Series A Preferred Stock shall initially be equal to $0.02 and shall be adjusted from time to time.

Voting

Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes, upon any meeting of the stockholders of the Corporation (or action taken by written consent in lieu of any such meeting) equal to the number of shares of Class B Common Stock into which such shares of Series A Preferred Stock could be converted.

Dividends

Each share of Series A Preferred Stock, in preference to the holders of all Common Stock (as defined below), shall entitle its holder to receive, but only out of funds that are legally available therefore, cash dividends at the rate of ten percent (10%) per annum from the Original Issue Date on the Original Issue Price for such share of Series A Preferred Stock, compounding annually unless paid by the Corporation. Accrued dividends at December 31, 2020 and 2019 were $1,115,674 and $970,997, respectively.

Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

As of June 30, 2021, there are 0 shares of preferred stock outstanding.

Common Stock Purchase Warrants

As of June 30, 2021, the Company had outstanding warrants to purchase 1,843,333 shares of its common stock outstanding with various exercise prices and expiration dates.

Common Stock Purchase Options

As of June 30, 2021, the Company had stock options to purchase 201,155 shares of its common stock outstanding, all of which were exercisable, with various exercise prices and expiration dates, held by 34 option holders.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our board of directors and management. According to the Articles of Incorporation and Bylaws, the holders of the Common Stock do not have cumulative voting rights in the election of our directors. The lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our Company by replacing its board of directors.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NVR”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “DTST”. Our warrants are listed on NASDAQ Capital Market under the symbols “DTSTW”.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock and Warrant Agent is VStock Transfer LL with an address 18 Lafayette Place, Woodmere, NY 11598, (212) 828-843.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	whether the debt securities will be secured or unsecured;

●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;

●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;

●	a reduction in the principal amount of or interest on any debt securities;

●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

●	a change in the currency in which any payment on the debt securities is payable;

●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and

●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;

●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or

●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and

●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;

●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and

●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,

●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Data Storage Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

1,375,000 Shares of Common Stock

Data Storage Corporation

Prospectus Supplement

Maxim Group LLC